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                                                                  EXHIBIT 4.10.2


                              CERTIFICATE OF TRUST
                                       OF
                                  PGS TRUST III

                  THIS CERTIFICATE OF TRUST of PGS Trust III (the "TRUST"), dated as of September 24, 1999, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code
Section 3801 et seq.).

                  1. Name. The name of the business trust being formed hereby is "PGS Trust III."

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

                  3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

                  4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.




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                  IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                      CHASE MANHATTAN BANK DELAWARE,
                                      as Delaware Trustee


                                      By:  /s/ Denis Kelly
                                         ---------------------------------------
                                         Name: Denis Kelly
                                         Title: Assistant Vice President


                                      CHASE BANK OF TEXAS,
                                      NATIONAL ASSOCIATION,
                                      as Property Trustee


                                      By:  /s/ Mauri J. Cowen
                                         ---------------------------------------
                                         Name: Mauri J. Cowen
                                         Title: Vice President and Trust Officer


                                      J. CHRISTOPHER BOSWELL,
                                      as Regular Trustee


                                         /s/ J. Christopher Boswell
                                       -----------------------------------------